As filed with the Securities and Exchange Commission on March 30, 2001
                                                       Registration No. 33-63352
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933
                               -------------------

                              Guest Supply, Inc.(1)
               (Exact name of issuer as specified in its charter)

        New Jersey                                              22-2320483
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

         4301 U.S. Highway One, Monmouth Junction, New Jersey 08852-0902
          (Address of principal executive offices, including zip code)

                    Guest Supply, Inc. 1993 Stock Option Plan

              Guest Supply, Inc. 1993 Employee Stock Purchase Plan

                  Guest Supply, Inc. Warrant Plan for Directors
                            (Full title of the plan)
                               -------------------

                               Michael C. Nichols
                                 Vice President
                               Guest Supply, Inc.
                              4301 U.S. Highway One
                    Monmouth Junction, New Jersey 08852-0902
                     (Name and address of agent for service)
                                 (609) 514-9696
                   (Telephone number, including area code, of
                               agent for service)
                               -------------------

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8688

(1) On March 15, 2001, Sysco Food Services of New Jersey, Inc., a Delaware corporation and a wholly owned subsidiary of SYSCO Corporation, merged into Guest Supply, Inc., a New Jersey corporation ("Guest Supply"), pursuant to a Merger Agreement and Plan of Reorganization dated as of January 22, 2001 among SYSCO Corporation, a Delaware corporation ("SYSCO"), Guest Supply and Sysco Food Services of New Jersey, Inc. Guest Supply was the surviving corporation.

                         DEREGISTRATION OF COMMON STOCK

     On May 27, 1993, Guest Supply filed a Registration Statement on Form S-8 (Registration No. 33-63352) for the sale of an aggregate of 949,500 shares of common stock, no par value, of Guest Supply under the Guest Supply, Inc. 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan and Warrant Plan for Directors (collectively the "Plans"). On March 15, 2001, Guest Supply merged with Sysco Food Services of New Jersey, Inc. and SYSCO assumed the obligations of Guest Supply under the 1993 Stock Option the Plan. In addition, on February 28, 2001, the 1993 Employee Stock Purchase Plan was terminated by Guest Supply. The Warrant Plan for Directors will terminate as of the date this Post-Effective Amendment No. 1 is filed. Pursuant to Guest Supply's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by Guest Supply to deregister all shares of common stock registered under the Plans pursuant to the Registration Statement but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 30th day of March, 2001.

                                    GUEST SUPPLY, INC.


                                    By:   /s/ Michael C. Nichols
                                          -----------------------------------
                                          Michael C. Nichols, Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                   DATE

/s/ Clifford W. Stanley       President, Chief Executive Officer and  3-30-01
--------------------------    Director (principal executive officer)
Clifford W. Stanley

/s/ Paul T. Xenis             Executive Vice President                3-30-01
--------------------------    (principal financial and accounting
Paul T. Xenis                 officer)

/s/ Michael C. Nichols        Vice President and Director             3-30-01
--------------------------
Michael C. Nichols

/s/ Richard J. Schnieders     Director                                3-30-01
--------------------------
Richard J. Schnieders

/s/ Kent R. Berke             Director                                3-30-01
--------------------------
Kent R. Berke




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